Quality Agreement	FQA Number: FQA-7.4.1-002-05
Revision 01	Page 1 of 9

   Exhibit 10.56

Quality Agreement

1.Administrative information:

1.1

This agreement defines the Quality Agreement between Venus Concept Ltd. (the Customer) and Electronique du Mazet, France (the Supplier), that has entered into a technical supply agreement, for design and development, materials and production, and services.

1.2	This agreement pertains to the products and services listed in Annex A.

2.Quality Management System and regulations:

2.1	The supplier will establish and maintain at all times a quality management system (QMS) in accordance with the relevant standards and regulations.
2.2	A copy of any QMS certification will be sent to Venus Concept Ltd. (i.e., ISO13485, ISO9001 etc.).
2.3	The supplier agrees that his responsibilities for the QMS processes will be according to what is detailed in Annex B.
2.4	The supplier agrees that his activities related to this contract will be carried out per the supplier QMS and per applicable standards.
2.5

The supplier agrees to be audited at mutually agreed dates and times by Venus Concept Ltd., third party o- regulatory authority with respect to all design and development, production and services and related QMS processes.

2.6	The supplier agrees to be audited in unannounced regulatory audits, done either by Venus Concept Ltd., third party or regulatory authority as a Venus Concept subcontractor.
2.7

The Supplier shall promptly notify the Customer of any inspection or audit findings that impact or may impact the safety, effectiveness, conformity, or availability of product the Supplier provides to the Customer.

2.8	The Supplier shall notify the Customer immediately in case of applicable certificates withdrawn (such as ISO 13485, ISO 9001, IPC 610) as a result of any inspection or audit findings.

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3.Complaince:

3.1

The supplier agrees to develop, manufacture and supply only products complying with the purchasing specification developed and maintained by Electronique du Mazet per its QMS for the specific material.

3.2	The supplier agrees to supply the safety critical components complying with the specification developed and maintained by Electronique du Mazet per its QMS.
3.3	The supplier agrees to provide incoming inspection for the incoming components as defined by Electronique du Mazet processes.
3.4	The supplier agrees to perform development, manufacturing and related testing process or to provide the services by trained, qualified and certified personnel.
3.5

The supplier agrees to implement the changes of any design and development, material, manufacturing process, testing methods, facility and the like that may have impact on the quality system or quality of products only after coordination and written approval of Venus Concept Ltd. quality department.

3.6

The supplier agrees to provide all required activities in its engineering process (e.g. DMR documents distribution, product BOM change, production employees training) in order to ensure correct and effective implementation of the products/processes changes approved by Venus Concept Ltd.

3.7	The supplier agrees to comply with the IPC 610 (Class 2) standard for electronic assemblies.

4.Non conformance:

4.1

The supplier agrees to inform Venus Concept Ltd immediately of any errors or deviations in the material manufacturing or processes that may impact the quality of the materials supplied or nonconformance from defined configuration.

4.2	In case of non-conformance the Supplier shall segregate, investigate, and disposition all nonconforming materials according to the supplier’s QMS defined procedures.
4.3

The Supplier is authorized to make scrap dispositions without Customer Authorization. Concession, rework, repair or use as is dispositions shall be per supplier’s QMS and require the Customer’s written authorization.

4.4	The supplier agrees not to supply non-conforming materials without the prior approval of Venus Concept Ltd and per supplier’s QMS.

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5.Procurement

5.1	Make parts shall be procured according to the Electronique du Mazet specification from the manufacturers approved by Electronique du Mazet per its QMS.
5.2	Buy items shall be procured from the manufacturers approved by Electronique du Mazet per its QMS.

6.Confidentiality

6.1

The supplier agrees not to pass any information regarding the design and development, manufacturing and services and supply of materials to any 3rd party without the prior approval of Venus Concept Ltd.

7.Product Design

7.1

The supplier is overall responsibly for the design and development of the device, including establishing and maintenance of the required by ISO 13485 development plans, design and development documentation (including Design review meetings), control of design and development changes, risk analysis, verification, validation and design transfer activities.

7.2

The supplier is the legal manufacturer of the Electronique du Mazet Products and will be responsible for the Design History File (“DHF”) for each of the Products. The supplier shall hold and maintain the assigned elements of the Design History File (DHF) containing the development and all changes to the device in accordance with relevant regulatory requirements.

8.Manufacturing, Packaging, and Labeling

8.1

If environmental conditions could reasonably be expected to have an adverse effect on product quality, the Supplier shall establish and maintain procedures, to adequately control these environmental conditions. The Supplier shall keep records of these activities and make them available to Venus Concept Ltd. upon request.

8.2

The Supplier shall ensure that all equipment used in the manufacturing process for product is appropriately placed, installed and calibrated. The Supplier shall establish and maintain schedules for the maintenance of equipment to ensure that manufacturing specifications are met.

8.3	The Supplier shall keep records of these activities and make them available to the Customer upon request.

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8.4	The Supplier shall establish and maintain schedules for the calibration and other maintenance of measuring aid test equipment.
8.5	The Supplier shall keep records of these activities and make them available to the Customer upon request.
8.6	The Supplier shall control all labeling and packaging operations to prevent labeling mix-ups.
8.7	The Supplier will package the product using the agreed methods.
8.8	The Supplier shall keep records of the labeling and packaging activities and make them available to the Customer upon request.
8.9	The Supplier shall establish and maintain procedures to control storage areas and stock rooms to prevent mix-ups, damage, deterioration or other adverse effects.
8.10	The Supplier agrees to investigate complaints regarding the purchased and produced materials and issue a written report to Venus Concept Ltd. detailing the findings and applicable corrective actions.
8.11	The Supplier agrees to supply required documentation (e.g. original DHR) with each shipment as applicable for the material/product.
8.12

The Supplier agrees to maintain and keep quality records related to Venus Concept products, including raw materials and components, and to provide the quality records upon Venus Concept request. The quality records termination shall be approved by both Venus Concept Ltd & Electronique du Mazet.

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Annex A: Products and Services Covered by This Agreement

[As referred in article 1.2 of this agreement]

Assemblies P/N:	NG210002 — NeoGraft 2.0 System, System applicators: ΑS210001 - EXTRACTING APPLICATOR ΑS210016 - INCISION HANDPIECE WITH CABLE ΑS210002 - IMPLANTING APPLICATOR

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Annex B: Quality Management System processes [as referred in article 2.4 of this agreement].

Each of Electronique du Mazet and Venus Concept Ltd. shall bear responsibilities for the following Quality Management System aspects, as applicable:

QMS Requirement	Electronique du Mazet responsibility	Venus Concept responsibility	Comments
Design and Development	x	x (Assist)
Product DHF	x (Maintenance)	x (Review)	Usability, clinical, biocomp, - VC Risk Analysis — mutual
Suppliers approval and evaluation	x		Tubings supplier, to be found by VC
Quality audits (including unannοunced audits)	x	x
Competence, awareness and training	x	x
Quality objectives and measurements	x	x
Purchasing	x
Incoming inspection	x
Control of monitoring and measuring equipment	x
Process control	x
DMR and DHR	x (DMR, DHR)	x (DMR - assist and copy)
ECO process	X (lead)	X (approval by signing)

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Non-conforming product control	x	x
Inspection and testing (In-process)	x
Inspection and testing (Final inspection)	x
Traceability and identification	x
Process validation	x (Perform)	x (Assist)
Records retention	x
Documentation control	x
Devices Labeling	x (Labeling process)	x (Labeling definition)	UM - VC
Handling, storage, packaging and delivery	X (to VC)	X (from VC to customer)
Corrective and preventive action	x
Customer complaints handling	x (data base)	x (actual activities)
Vigilance, MDR and post marketing surveillance, including customer complaints	x (Assist)	x (actual activities)
Reporting of significant and substantia- changes to the Notified Body	x

(*) — in case of materials supplied by Venus Concept.

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This Quality Agreement has been signed by:

By: /s/ Yoni Iger________________________	By: /s/ Sebastian Ailleret__________________
Date: July 17, 2018___________________	Date: July 13, 2018___________________
Title: VP QA/RA/CA/PM______________	Title: President_______________________
for Venus Concept Ltd.	for Electronique du Mazet

Quality Agreement	FQA Number: FQA-7.4.1-002-05
Revision 01	Page 9 of 9

Quality Agreement History

Revision	Change
July 2018	Initial Agreement